NEWS RELEASE
July 30, 2020 Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                               (301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended June 30, 2020. Net revenue was approximately $76.0 million, a decrease of 37.5% from the same period in 2019. Broadcast and digital operating income1 was approximately $30.2 million, a decrease of 33.1% from the same period in 2019. The Company reported operating income of approximately $20.4 million for the three months ended June 30, 2020, compared to approximately $29.1 million for the same period in 2019. Net income was approximately $1.4 million or $0.03 per share (basic) compared to net income of approximately $6.6 million or $0.15 per share (basic) for the same period in 2019. Adjusted EBITDA2 was approximately $24.5 million for the three months ended June 30, 2020, compared to approximately $39.6 million for the same period in 2019.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “The economic impact of Covid-19 is fully evident in our second quarter numbers: radio advertising was down 51%, and event revenues were -96% year over year. Our TV and digital businesses fared better, with TV advertising revenue down 4.4% and digital -20%, highlighting the benefits of our diversified media asset base. We had to make tough decisions to reduce costs, and I am proud of how our team, including on-air talent, made sacrifices and worked diligently to keep us operating smoothly through the pandemic. With the issue of racial equality featuring so prominently around the world, it is critical that diverse voices continue to be heard and I thank all our staff and talent for their exceptional work engaging with our audience and clients. The outlook for the rest of 2020 remains uncertain, but I anticipate a similar pattern of strong performance from our TV business offsetting some of the weakness in radio advertising and events. On a same station basis, our Q3 core radio business is currently pacing -41% and we continue to see sequential improvement. Our cost saving measures remain in place, liquidity is strong with $70 million of cash on the balance sheet, and I firmly believe that Urban One will continue to successfully navigate our way through these unprecedented times.”

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PAGE 2 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
STATEMENT OF OPERATIONS	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$76,008	$121,571	$170,883	$220,020
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	23,620	31,225	51,482	62,742
Selling, general and administrative, excluding stock-based compensation	22,216	45,233	51,593	78,800
Corporate selling, general and administrative, excluding stock-based compensation	7,140	8,408	15,472	18,192
Stock-based compensation	268	200	661	711
Depreciation and amortization	2,382	3,584	4,930	11,858
Impairment of long-lived assets	-	3,800	53,650	3,800
Total operating expenses	55,626	92,450	177,788	176,103
Operating income (loss)	20,382	29,121	(6,905)	43,917
INTEREST INCOME	26	63	34	86
INTEREST EXPENSE	18,395	20,578	37,533	41,408
OTHER INCOME, net	(94)	(1,649)	(1,598)	(3,370)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	2,107	10,255	(42,806)	5,965
PROVISION FOR (BENEFIT FROM) INCOME TAXES	465	3,118	(21,390)	1,807
CONSOLIDATED NET INCOME (LOSS)	1,642	7,137	(21,416)	4,158
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	222	546	351	671
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,420	$6,591	$(21,767)	$3,487

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,420	$6,591	$(21,767)	$3,487

Weighted average shares outstanding - basic[3]	44,806,219	45,061,821	45,025,471	45,175,521
Weighted average shares outstanding - diluted[4]	48,154,262	45,701,655	45,025,471	45,984,939

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PAGE 3 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net income (loss) attributable to common stockholders (basic)	$0.03	$0.15	$(0.48)	$0.08

Consolidated net income (loss) attributable to common stockholders (diluted)	$0.03	$0.14	$(0.48)	$0.08

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$30,172	$45,113	$67,808	$78,478
Broadcast and digital operating income margin (% of net revenue)	39.7%	37.1%	39.7%	35.7%

Broadcast and digital operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$1,420	$6,591	$(21,767)	$3,487
Add back non-broadcast and digital operating income items included in consolidated net income (loss):
Interest income	(26)	(63)	(34)	(86)
Interest expense	18,395	20,578	37,533	41,408
Provision for (benefit from) income taxes	465	3,118	(21,390)	1,807
Corporate selling, general and administrative expenses	7,140	8,408	15,472	18,192
Stock-based compensation	268	200	661	711
Other income, net	(94)	(1,649)	(1,598)	(3,370)
Depreciation and amortization	2,382	3,584	4,930	11,858
Noncontrolling interest in income of subsidiaries	222	546	351	671
Impairment of long-lived assets	-	3,800	53,650	3,800
Broadcast and digital operating income	$30,172	$45,113	$67,808	$78,478

Adjusted EBITDA[2]	$24,537	$39,630	$56,797	$67,346

Adjusted EBITDA reconciliation:

Consolidated net income (loss) attributable to common stockholders	$1,420	$6,591	$(21,767)	$3,487
Interest income	(26)	(63)	(34)	(86)
Interest expense	18,395	20,578	37,533	41,408
Provision for (benefit from) income taxes	465	3,118	(21,390)	1,807
Depreciation and amortization	2,382	3,584	4,930	11,858
EBITDA	$22,636	$33,808	$(728)	$58,474
Stock-based compensation	268	200	661	711
Other income, net	(94)	(1,649)	(1,598)	(3,370)
Noncontrolling interest in income of subsidiaries	222	546	351	671
Employment Agreement Award, incentive plan award expenses and other compensation	98	806	1,311	2,713
Contingent consideration from acquisition	66	90	(7)	167
Severance-related costs	1,261	401	1,587	822
Cost method investment income from MGM National Harbor	80	1,628	1,570	3,358
Impairment of long-lived assets	-	3,800	53,650	3,800
Adjusted EBITDA	$24,537	$39,630	$56,797	$67,346

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PAGE 4 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30, 2020	December 31, 2019
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$70,171	$33,546
Intangible assets, net	825,951	881,708
Total assets	1,209,045	1,249,919
Total debt (including current portion, net of original issue discount and issuance costs)	888,381	876,253
Total liabilities	1,038,786	1,056,280
Total stockholders' equity	159,460	183,075
Redeemable noncontrolling interest	10,799	10,564

	June 30, 2020	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
2017 Credit Facility, net of original issue discount and issuance costs of approximately $4.6 million (subject to variable rates) (a)	$314,369	5.00%
7.375% senior secured notes due April 2022, net of original issue discount and issuance costs of approximately $1.9 million (fixed rate)	348,067	7.375%
2018 Credit Facility, net of original issue discount and issuance costs of approximately $3.2 million (fixed rate)	143,563	12.875%
MGM National Harbor Loan, net of original issue discount and issuance costs of approximately $1.9 million (fixed rate)	54,882	11.00%
Asset-backed credit facility (subject to variable rates) (a)	27,500	1.94%

(a)	Subject to variable Libor or Prime plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

Beginning in March 2020, the Company noted that the COVID-19 pandemic and the resulting government stay at home orders across the markets in which we operate were dramatically impacting certain of the Company's revenues. Most notably, a number of advertisers across significant advertising categories have reduced or ceased advertising spend due to the outbreak and stay at home orders which effectively shut many businesses down.  This has been particularly true within our radio segment which derives substantial revenue from local advertisers who have been particularly hard hit due to social distancing and government interventions. Further, the COVID-19 outbreak has caused the postponement of our 2020 Tom Joyner Foundation Fantastic Voyage cruise and impaired ticket sales and/or caused the postponement of other tent pole special events. We do not carry business interruption insurance to compensate us for losses that may occur as a result of any of these interruptions and continued impacts from the COVID-19 outbreak. Continued or future outbreaks and/or the speed at which businesses reopen (or reclose) in the markets in which we operate could have material impacts on our liquidity and/or operations including causing potential impairment of assets and of our financial results.

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended June 30,
	2020	2019	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$25,358	$51,771	$(26,413)	-51.0%
Political Advertising	361	317	44	13.9%
Digital Advertising	6,104	7,663	(1,559)	-20.3%
Cable Television Advertising	18,941	19,816	(875)	-4.4%
Cable Television Affiliate Fees	24,619	26,599	(1,980)	-7.4%
Event Revenues & Other	625	15,405	(14,780)	-95.9%

Net Revenue (as reported)	$76,008	$121,571	$(45,563)	-37.5%

Net revenue decreased to approximately $76.0 million for the quarter ended June 30, 2020, from approximately $121.6 million for the same period in 2019. The decrease in net revenue was due primarily to the COVID-19 pandemic which continued to weaken demand for advertising in general and impaired ticket sales and/or caused the postponement of major tent pole special events. Net revenues from our radio broadcasting segment decreased 58.4% compared to the same period in 2019. Based on reports prepared by the independent accounting firm Miller, Kaplan, Arase & Co., LLP (“Miller Kaplan”), the markets we operate in (excluding Richmond and Raleigh, both of which no longer participate in Miller Kaplan) decreased 54.4% in total revenues. We experienced net revenue declines in all of our radio markets for the quarter, primarily due to lower advertising sales. We recognized approximately $43.8 million of revenue from our cable television segment during the three months ended June 30, 2020, compared to approximately $46.4 million for the same period in 2019 due to decreases in both advertising and affiliate sales. Net revenue from our Reach Media segment decreased approximately $12.5 million for the quarter ended June 30, 2020, compared to the same period in 2019. The “Tom Joyner Fantastic Voyage” took place during the second quarter of 2019 and generated revenue of approximately $10.2 million. The 2020 cruise has been postponed at this time. Finally, net revenues for our digital segment decreased approximately $1.6 million for the three months ended June 30, 2020, compared to the same period in 2019, primarily due to a decrease in direct and indirect revenues.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $53.0 million for the quarter ended June 30, 2020, down 37.6% from the approximately $84.9 million incurred for the comparable quarter in 2019. The overall operating expense decrease was driven by lower programming and technical expenses, lower selling, general and administrative expenses and lower corporate selling, general and administrative expenses across all of our divisions. Due to COVID-19, all special events scheduled to take place during the second quarter were either cancelled or postponed to a later date. The 2019 “Tom Joyner Fantastic Voyage” generated expense of approximately $8.7 million, other Reach Media events generated expense of $600,000 and radio station events generated expense of approximately $2.9 million during the second quarter of 2019.

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PAGE 6 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

During the quarter ended June 30, 2020, we saved approximately $7.1 million in employee compensation expense reductions through a combination of layoffs, furloughs and pay cuts. We have also incurred savings of approximately $4.1 million in reduced or delayed marketing spend, $2.3 million in lower programming content amortization, $1.8 million in contract labor and talent cost savings and $1.4 million in reduced travel and office expenses.  In addition, there were lower variable expenses such as commissions and rep fees, traffic acquisition costs and music license fees of approximately $3.2 million.

Depreciation and amortization expense decreased to approximately $2.4 million for the quarter ended June 30, 2020, compared to approximately $3.6 million for the same quarter in 2019. The decrease in expense is due to the mix of assets approaching or near the end of their useful lives, most notably certain of the Company’s cable television affiliate agreements.

Interest expense decreased to approximately $18.4 million for the quarter ended June 30, 2020, compared to approximately $20.6 million for the same period in 2019. The Company made cash interest payments of approximately $22.4 million on its outstanding debt for the quarter June 30, 2020, compared to cash interest payments of approximately $24.6 million on its outstanding debt for the quarter ended June 30, 2019. During the quarter ended June 30, 2020, the Company borrowed an incremental $3.6 million on the MGM National Harbor Loan and used the proceeds to pay down the higher coupon 2018 Credit Facility by the same amount.  As of June 30, 2020, the Company had approximately $27.5 million in borrowings outstanding on its ABL Facility.

The impairment of long-lived assets for the three months ended June 30, 2019, was related to a non-cash impairment charge of approximately $3.8 million associated with our Detroit market radio broadcasting license.

During the three months ended June 30, 2020, the provision for income taxes was $465,000 compared to approximately $3.1 million for the three months ended June 30, 2019. The decrease in the provision for income taxes was primarily due to the application of the actual effective tax rate for the year to date and pre-tax income of approximately $2.1 million during the quarter. For the three months ended June 30, 2019, we recorded a provision for income taxes of approximately $3.1 million on pre-tax income from continuing operations of approximately $10.3 million, which results in a tax rate of 30.3%. This tax rate is based on an estimated annual effective tax rate of 30.9%. This rate includes approximately 2.7% of non-tax deductible officer’s compensation, and 1.1% of non-tax deductible meals and entertainment expenses. The tax provision resulted in an effective tax rate of 22.1% and 30.4% for the three months ended June 30, 2020 and 2019, respectively. The Company paid no taxes for the quarter ended June 30, 2020 and paid $383,000 in taxes for the quarter ended June 30, 2019.

Other income, net, was $94,000 and approximately $1.6 million for the three months ended June 30, 2020 and 2019, respectively. We recognized other income in the amount of $80,000 and approximately $1.6 million for the three months ended June 30, 2020 and 2019, respectively, related to our MGM investment. The decrease is due to the closure of the MGM casino as a result of the COVID-19 pandemic.

The decrease in noncontrolling interests in income of subsidiaries was due primarily to lower net income recognized by Reach Media during the three months ended June 30, 2020 compared to the three months ended June 30, 2019.

Other pertinent financial information includes capital expenditures of approximately $1.2 million and $1.4 million for the quarters ended June 30, 2020 and 2019, respectively.

During the three months ended June 30, 2020, the Company did not repurchase any shares of Class A common stock and repurchased 3,208,288 shares of Class D common stock in the amount of approximately $2.4 million. During the three months ended June 30, 2019, the Company repurchased 26,171 shares of Class A common stock in the amount of $56,000 and repurchased 899,765 shares of Class D common stock in the amount of approximately $1.8 million.

The Company, in connection with its prior 2009 stock option and restricted stock plan and its current 2019 Equity and Performance Incentive Plan (the “2019 Plan”), is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the three months ended June 30, 2020, the Company executed a Stock Vest Tax Repurchase of 155,771 shares of Class D Common Stock in the amount of $140,000. During the three months ended June 30, 2019, the Company executed a Stock Vest Tax Repurchase of 6,368 shares of Class D Common Stock in the amount of $13,000.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and six months ended June 30, 2020 and 2019 are included.

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PAGE 7 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2020
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$76,008	$20,505	$6,268	$6,104	$43,761	$(630)
OPERATING EXPENSES:
Programming and technical	23,620	7,597	2,968	2,442	10,994	(381)
Selling, general and administrative	22,216	12,985	1,303	3,262	4,900	(234)
Corporate selling, general and administrative	7,140	-	620	19	1,059	5,442
Stock-based compensation	268	32	50	-	-	186
Depreciation and amortization	2,382	766	60	277	940	339
Total operating expenses	55,626	21,380	5,001	6,000	17,893	5,352
Operating income (loss)	20,382	(875)	1,267	104	25,868	(5,982)
INTEREST INCOME	26	-	-	-	-	26
INTEREST EXPENSE	18,395	-	-	79	1,919	16,397
OTHER INCOME, net	(94)	-	-	-	-	(94)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	2,107	(875)	1,267	25	23,949	(22,259)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	465	(23)	391	-	5,985	(5,888)
CONSOLIDATED NET INCOME (LOSS)	1,642	(852)	876	25	17,964	(16,371)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	222	-	-	-	-	222
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,420	$(852)	$876	$25	$17,964	$(16,593)

Adjusted EBITDA[2]	$24,537	$813	$1,577	$519	$26,871	$(5,243)

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PAGE 8 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2019
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$121,571	$49,312	$18,770	$7,673	$46,430	$(614)
OPERATING EXPENSES:
Programming and technical	31,225	10,680	4,015	2,643	14,327	(440)
Selling, general and administrative	45,233	20,850	10,762	4,510	9,125	(14)
Corporate selling, general and administrative	8,408	-	732	1	1,733	5,942
Stock-based compensation	200	93	6	11	3	87
Depreciation and amortization	3,584	851	59	460	1,901	313
Impairment of long-lived assets	3,800	3,800	-	-	-	-
Total operating expenses	92,450	36,274	15,574	7,625	27,089	5,888
Operating income (loss)	29,121	13,038	3,196	48	19,341	(6,502)
INTEREST INCOME	63	-	-	-	-	63
INTEREST EXPENSE	20,578	338	-	-	1,919	18,321
OTHER INCOME, net	(1,649)	(1)	-	-	-	(1,648)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	10,255	12,701	3,196	48	17,422	(23,112)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	3,118	3,260	745	-	4,369	(5,256)
CONSOLIDATED NET INCOME (LOSS)	7,137	9,441	2,451	48	13,053	(17,856)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	546	-	-	-	-	546
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$6,591	$9,441	$2,451	$48	$13,053	$(18,402)

Adjusted EBITDA[2]	$39,630	$17,917	$3,261	$648	$21,356	$(3,552)

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PAGE 9 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2020
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$170,883	$55,421	$12,958	$12,393	$91,257	$(1,146)
OPERATING EXPENSES:
Programming and technical	51,482	17,478	6,385	5,562	22,820	(763)
Selling, general and administrative	51,593	29,418	3,054	7,331	12,151	(361)
Corporate selling, general and administrative	15,472	-	1,338	19	2,381	11,734
Stock-based compensation	661	110	59	6	-	486
Depreciation and amortization	4,930	1,506	119	765	1,883	657
Impairment of long-lived assets	53,650	53,650	-	-	-	-
Total operating expenses	177,788	102,162	10,955	13,683	39,235	11,753
Operating (loss) income	(6,905)	(46,741)	2,003	(1,290)	52,022	(12,899)
INTEREST INCOME	34	-	-	-	-	34
INTEREST EXPENSE	37,533	3	-	158	3,838	33,534
OTHER INCOME, net	(1,598)	(1)	-	-	-	(1,597)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(42,806)	(46,743)	2,003	(1,448)	48,184	(44,802)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(21,390)	(9,872)	574	-	12,040	(24,132)
CONSOLIDATED NET (LOSS) INCOME	(21,416)	(36,871)	1,429	(1,448)	36,144	(20,670)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	351	-	-	-	-	351
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(21,767)	$(36,871)	$1,429	$(1,448)	$36,144	$(21,021)

Adjusted EBITDA[2]	$56,797	$9,564	$2,380	$(291)	$53,974	$(8,830)

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PAGE 10 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2019
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$220,020	$86,061	$25,743	$15,110	$94,253	$(1,147)
OPERATING EXPENSES:
Programming and technical	62,742	20,892	8,081	5,538	29,148	(917)
Selling, general and administrative	78,800	38,287	12,300	9,213	19,065	(65)
Corporate selling, general and administrative	18,192	-	1,543	1	3,142	13,506
Stock-based compensation	711	188	20	28	8	467
Depreciation and amortization	11,858	1,719	118	921	8,477	623
Impairment of long-lived assets	3,800	3,800	-	-	-	-
Total operating expenses	176,103	64,886	22,062	15,701	59,840	13,614
Operating income (loss)	43,917	21,175	3,681	(591)	34,413	(14,761)
INTEREST INCOME	86	-	-	-	-	86
INTEREST EXPENSE	41,408	675	-	-	3,838	36,895
OTHER (INCOME) EXPENSE, net	(3,370)	2	-	-	-	(3,372)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	5,965	20,498	3,681	(591)	30,575	(48,198)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	1,807	5,253	858	2	7,667	(11,973)
CONSOLIDATED NET INCOME (LOSS)	4,158	15,245	2,823	(593)	22,908	(36,225)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	671	-	-	-	-	671
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,487	$15,245	$2,823	$(593)	$22,908	$(36,896)

Adjusted EBITDA[2]	$67,346	$27,184	$3,837	$750	$43,024	$(7,449)

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PAGE 11 -- URBAN ONE, INC. REPORTS SECOND QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the second fiscal quarter of 2020. The conference call is scheduled for Thursday, July 30, 2020 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-877-692-8957; international callers may dial direct (+1) 234-720-6980. The Access Code is 7060146.

A replay of the conference call will be available from 1:00 p.m. EDT July 30, 2020 until 12:00 a.m. EDT August 01, 2020. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 2877475.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of June 2020, Urban One currently owns and/or operates 61 broadcast stations (including all HD stations, translator stations and the low power television stations we operate) branded under the tradename “Radio One” in 14 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African-American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George’s County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African-American and urban audiences.

Notes:

1.  “Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2.  “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3.  For the three months ended June 30, 2020 and 2019, Urban One had 44,806,219 and 45,061,821 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the six months ended June 30, 2020 and 2019, Urban One had 45,025,471 and 45,175,521 shares of common stock outstanding on a weighted average basis (basic), respectively.

4.  For the three months ended June 30, 2020 and 2019, Urban One had 48,154,262 and 45,701,655 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.  For the six months ended June 30, 2020 and 2019, Urban One had 45,025,471 and 45,984,939 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.